SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: June 7, 2004

(Date of earliest event reported)

RIVERSTONE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-32269	95-4596178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Great America Parkway, Santa Clara, California 95054

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 878-6500

Item 2. Disposition of Assets.

On June 7, 2004, Riverstone Networks, Inc. signed an agreement to sell certain technology assets and the associated software licenses to the ProCurve Networking Business unit of Hewlett-Packard Company for $28 million. Under the terms of the transaction, ProCurve will obtain hardware design and software operating system technology along with all rights and interests needed to develop and manufacture products and solutions based on the XGS technology. Riverstone retains their ownership of the operating system software. Both companies will independently develop the software for their respective products moving forward.

The foregoing description of the Acquisition and License Agreement by and between Hewlett-Packard Company and Riverstone Networks, Inc. dated as of June 7, 2004, is qualified in its entirety to the full text of such Acquisition and License Agreement, a copy of which is attached hereto as an exhibit and is incorporated by reference herein.

On June 8, 2004, Riverstone Networks, Inc. issued a press release announcing the Acquisition and License Agreement. A copy of the press release is attached hereto as an exhibit and is incorporated by reference herein.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

2.1	Acquisition and License Agreement by and between Hewlett-Packard Company and Riverstone Networks, Inc. dated as of June 7, 2004.

99.1	Press release dated June 8, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2004

RIVERSTONE NETWORKS, INC.

By	/S/ Roger A. Barnes
Name:	Roger A. Barnes
Title:	Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1*	Acquisition and License Agreement by and between Hewlett-Packard Company and Riverstone Networks, Inc. dated as of June 7, 2004.

The following schedules, exhibits and annexes to the Acquisition and License Agreement have been omitted. Riverstone will furnish supplementally copies of the omitted schedules, exhibits and annexes to the Commission upon request.

	Exhibit A	Disclosure Schedule
	Exhibit B	Form of General Assignment and Bill of Sale

	Schedule 1.1(p)	Core Team
	Schedule 1.1(gg)	Licensed Technology
	Schedule 1.1(zz)	Transferred Technology
	Schedule 7.14	Product Support Engineers

	Annex A	Support Terms

99.1	Press release dated June 8, 2004, announcing the transaction between Hewlett-Packard Company and Riverstone Networks, Inc.

*	Confidential treatment has been requested for portions of this exhibit.